UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 19, 2023
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
o    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 1.01    Entry into a Material Definitive Agreement.

On May 23, 2023, SAI Computing LLC (the “Borrower”), a wholly-owned subsidiary of Applied Digital Corporation (the “Company”), entered into a Loan and Security Agreement with B. Riley Commercial Capital, LLC and B. Riley Securities, Inc. ( the “Lenders”), B. Riley Commercial Capital, LLC, as Collateral Agent, and the Company as Guarantor (the “Loan and Security Agreement”). The Loan and Security Agreement provides for a term loan (the “Loan”) in the principal amount of $50,000,000 with a maturity date of May 23, 2025. At the closing on May 23, 2023, the Lenders advanced to the Borrower $36,500,000, with the remaining $13,500,000 to be advanced at the sole discretion of the Lenders.

The Loan and Security Agreement provides for an interest rate of 9.00% per annum. The proceeds of the Loan will be used to provide additional liquidity to fund the buildout of the Company’s recently announced AI cloud platform and datacenters by the Borrower, and for general corporate purposes and working capital. The Loan and Security Agreement contains events of default and covenants customary for such an agreement.

The Loan is secured by a security interest in substantially all of the assets of the Borrower as set forth in the Loan and Security Agreement and a security interest in any proceeds of the Borrower’s operations. Pursuant to the Loan and Security Agreement, the Company unconditionally guaranteed the Borrower’s obligations to the Lender.

The foregoing description of the Loan and Security Agreement is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

A press release announcing the Loan was issued on May 19, 2023 and is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1 **
Loan and Security Agreement, dated as of May 23, 2023, by and among SAI Computing, LLC as Borrower, B. Riley Commercial Capital, LLC and B. Riley Securities, Inc., as Lenders, B. Riley Commercial Capital, LLC as Collateral Agent, and Applied Digital Corporation as Guarantor.

99.1	Press release dated May 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
** Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 24, 2023

By:	/s/ David Rench
Name:	David Rench
Title:	Chief Financial Officer

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